Exhibit 99.1

Fathom Holdings Acquires Real Estate Brokerage

Business of Red Barn Real Estate

Transaction Adds Approximately 230 Agents,

Expanding Fathom’s Geographic Penetration Throughout Metro Atlanta

CARY, N.C., March 5, 2021 – Fathom Holdings Inc. (Nasdaq: FTHM), a holding company that primarily operates through its wholly owned subsidiary, Fathom Realty, LLC, a national, cloud-based, technology-driven, residential real estate brokerage, today announced it has acquired the residential real estate brokerage business of Red Barn Real Estate. Terms of the transaction were not disclosed.

Based in Woodstock, Georgia, Red Barn is a growing regional brokerage with approximately 230 agents, providing full-service residential real estate services for buyers and sellers throughout the greater Atlanta metro region, a vibrant and growing residential real estate market with the number of homes sold and median home prices rising.

“The addition of Red Barn Real Estate is a perfect complement to our existing business in the Atlanta region, where we currently have approximately 200 agents,” said Fathom CEO Joshua Harley. “Red Barn agents will have full access to our proprietary cloud-based software, intelliAgent, which we believe will provide a distinct competitive advantage. Growing our agent base is a key focus for Fathom, and we are excited to welcome Red Barn’s agents to our Fathom family. We’re also proud to serve alongside Red Barn’s leadership team, which shares our values of servant leadership as we build critical mass in existing local markets and expand into new markets.”

Red Barn co-founder Ken Corsini added, “We have known and respected the Fathom brand and its agents as a formidable competitor in our marketplace. Fathom’s growth and investment in technology have been second to none in our sector. I am delighted that our agents have the opportunity to become part of a premier tech-forward firm that values servant leadership while helping agents grow their businesses.”

Scott Martineau, President of Red Barn, said, “I share our team’s enthusiasm and excitement in becoming part of a rapidly growing national organization. Fathom is changing the face of the residential real estate industry, not only for the benefit of agents, but for buyers and sellers alike.”

Martineau and Laura Crowe, Managing Broker, are responsible for overseeing Red Barn’s operations and agents, and will both join Fathom’s leadership team.

About Fathom Holdings Inc.

Fathom Holdings Inc. is the parent company of Fathom Realty Holdings, LLC, a national, virtual, full-service real estate brokerage that leverages proprietary cloud-based software called IntelliAgent to operate a Platform as a Service model (PaaS) for the residential real estate industry. Fathom offers real estate professionals 100% commission, small flat-fee transaction costs, support, technology, and training, all powered by best-in-class operational efficiencies. For more information visit www.fathomrealty.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” including, but not limited to, building critical mass in existing local markets and expanding into new markets. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with making and integrating acquisitions; technology risks; risks in effectively managing rapid growth in our business; reliance on key personnel; competitive risks; and the others set forth in the Risk Factors section of the Company’s registration statement for its initial public offering filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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Investor Relations and Media Contacts:

Roger Pondel/Laurie Berman

PondelWilkinson Inc.

investorrelations@fathomrealty.com

(310) 279-5980

Marco Fregenal
President and CFO

Fathom Holdings Inc.
investorrelations@fathomrealty.com

(888) 455-6040